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                                                                     Exhibit 5.1

                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              1251 Avenue of the Americas
                                              New York, New York 10020-1104
                                              T 212.835.6000
                                              F 212.835.6001
                                              W www.dlapiper.com

                                  July 18, 2005

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
Tel: (2711) 343-8000
Fax: (2711) 880-7080

      Re:   Net 1 UEPS Technologies, Inc.
            Registration Statement on Form S-1 (Reg. No. 333-125273)

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-1, Registration No. 333-125273, as amended (the "Registration Statement"), of Net 1 UEPS Technologies Inc., a Florida Corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Securities Act"), in connection with the public offering by the Company and certain shareholders of the Company (the "Selling Shareholders") of shares (including shares that may be sold upon exercise of the underwriters' over-allotment option) (the "Shares") of the Company's common stock, par value $0.001 per share, under the Registration Statement.

      We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied as to factual matters upon assurances of certain officers of the Company, which factual matters have not been independently verified by us.

      Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares to be sold by the Company, when issued against payment therefor, will be and that the Shares to be sold by the Selling Shareholders have been or, when issued upon the exercise of options against payment therefor or the conversion of the

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special convertible preferred stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

      We render no opinion herein as to matters involving the laws of any jurisdiction other than the Florida Business Corporation Act. This opinion is limited to the effect of the current state of the Florida Business Corporation Act and the facts as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof, and we further consent to the incorporation of this opinion by reference in a registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                       Yours truly,


                                       /s/  DLA Piper Rudnick Gray Cary US LLP